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                                                                    EXHIBIT 99.1

                      PRESS RELEASE dated January 16, 2001

HEADLINE: Fidelity National Financial, Inc. Announces Plans For Public Offering of Common Stock

DATELINE: IRVINE, Calif., Jan. 16

BODY:
Fidelity National Financial, Inc. (NYSE: FNF), the nation's largest provider of title insurance and real estate related products and services, today announced that it plans to make a public offering of 6,000,000 shares of its common stock. The offering will be made under the Company's effective shelf registration filed with the Securities and Exchange Commission covering the issuance from time to time of up to $400 million of various securities of the Company.
The net proceeds from this offering will be used primarily to repay indebtedness under the Company's existing $800 million syndicated credit agreement. Merrill Lynch & Co. will serve as the lead manager for the offering, with Bear, Stearns & Co., Lehman Brothers and U.S. Bancorp Piper Jaffray serving as co-managers. The underwriters will be granted an over-allotment option of up to 900,000 additional shares. FNF expects to price the equity offering during the week of January 22, 2001.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A shelf registration statement relating to the shares that the Company intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of a prospectus with respect to this offering may be obtained from Merrill Lynch & Co., c/o Prospectus Dept., 4 World Financial Center, Street Level, New York, NY 10080.

Fidelity National Financial, Inc. is the nation's largest title insurance and diversified real estate related services company. The Company's title insurance underwriters -- Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title -- together issue approximately 30 percent of all title insurance policies nationally. The company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada.

In addition, Fidelity, through its principal subsidiaries, performs other real estate-related services such as escrow, appraisal services, collection and trust activities, real estate information and technology services, trustee's sale guarantees, credit reporting, attorney services, flood certifications, real estate tax services, reconveyances, recordings, foreclosure publishing and posting services and exchange intermediary services in connection with real estate transactions. More information about the Company can be found on Fidelity's website, located at www.fnf.com.

This press release contains forward-looking statements. The words "believe," "expects," "intend," "anticipate," "will," and "project," and other similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could



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differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, competition and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

SOURCE Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Director of Investor Relations, of Fidelity National Financial, Inc., 805-696-7218, dkmurphy@fnf.com

URL: http://www.prnewswire.com

LOAD-DATE: January 16, 2001